UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 10, 2010 (September 9, 2010)

Rexahn Pharmaceuticals, Inc.
(Exact Name of Issuer as Specified in Charter)

DELAWARE	001-34079	11-3516358
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

15245 Shady Grove Road, Suite 455	20850
Rockville, MD	(Zip Code)
(Address of Principal Executive Offices)

(240) 268-5300
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

1

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On September 9, 2010, Rexahn Pharmaceuticals, Inc. (the “Company”) entered into Amended and Restated Employment Agreements with Dr. Chang Ho Ahn, its Chairman of the Board and Chief Executive Officer; Rakesh (Rick) Soni, its President and Chief Operating Officer; and Tae Heum (Ted) Jeong, its Senior Vice President, Chief Financial Officer and Secretary (each an “Officer” and collectively, the “Officers”). Information regarding these contracts follows.

The Amended and Restated Employment Agreements replace the Officers’ prior employment contracts. The Company entered into the Amended and Restated Employment Agreements in order to provide the Officers with: (i) an automatic one year renewal upon the expiration of the initial three year term and upon each consecutive year term unless such employment with the Company is terminated earlier by the Company or the Officer; (ii) an annual base salary adjustment for inflation as determined by the Consumer Price Index subject to review by the Company’s Compensation Committee; (iii) an increase in the Company provided life insurance coverage from an amount equal to two times the Officer’s annual base salary to an amount equal to four times the Officer’s annual base salary; and (iv) a one-time cash payment, subject to applicable withholding requirements under applicable state and federal law, in an amount equal to the Officer’s increased income tax costs as a result of payments made to the Officer by the Company under the change of control provisions of the Amended and Restated Employment Agreement. In addition, with respect to Dr. Ahn only, the amended agreement eliminated the requirement that the Officer seek employment following a change in control event.  The other amended contracts require that the Officers seek new employment following a change in control event to mitigate the Company’s financial obligation to the Officer by the amount the Officer receives from such new employment during the one year period following a change in control event. Other than these changes, the Officers’ new contracts have substantially similar terms to their prior employment agreements. For further information, reference is made to the Amended and Restated Employment Agreements which are attached hereto as Exhibit 10.1, 10.2 and 10.3, respectively.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Amended and Restated Employment Agreement, dated as of September 9, 2010, by and between Rexahn Pharmaceuticals, Inc. and Chang Ho Ahn.

10.2	Amended and Restated Employment Agreement, dated as of September 9, 2010, by and between Rexahn Pharmaceuticals, Inc. and Rakesh Soni.

10.3	Amended and Restated Employment Agreement, dated as of September 9, 2010, by and between Rexahn Pharmaceuticals, Inc. and Tae Heum Jeong.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rexahn Pharmaceuticals, Inc.

Date: September 10, 2010	By:	/s/ Tae Heum Jeong
		Name:	Tae Heum Jeong
		Title:	Chief Financial Officer